Geoffrey G. Dart

103a Ashley Gdns

Thirleby Road

London, SW1P 1HJ

UK

13TH December 2004

Mr. Paul Barham

Harrell Hospitality Group, Inc.

16475 Dallas Parkway

Suite 410

Addison, TX 75248

Dear Paul,

Re: Resignation of G. Dart

Please accept this letter, as my resignation as chairman and director of Harrell Hospitality Group, Inc., and Harrell Hotels Europe, Ltd.

May I say, what a pleasure it has been to serve as chairman of HHG, Inc. and HHE, Ltd and I look forward to working with HHG at some time in the future.

If at any time I maybe of assistance, please do not hesitate to contact me.

Yours faithfully,

// Geoffrey G. Dart//

Geoffrey G. Dart